UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2015

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
On April 29, 2015, Comverse, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries (together with the Company, the “Sellers”) entered into an Asset Purchase Agreement (as amended, the “Purchase Agreement”) with Amdocs Limited, a Guernsey company (the “Purchaser”). Pursuant to the Purchase Agreement, the Sellers agreed to sell substantially all of the Sellers’ assets required for operating the Company’s converged, prepaid and postpaid billing and active customer management systems for wireless, wireline, cable and multi-play communication service providers (the “BSS Business”) to the Purchaser, and the Purchaser has agreed to assume certain post-closing liabilities of the Company (the “Asset Sale”).
The Asset Sale was completed on July 2, 2015. The total cash purchase price payable by the Purchaser to the Company in connection with the Asset Sale is approximately $273 million, subject to various purchase price adjustments, of which an aggregate of $6.5 million will be paid upon certain deferred closings. Upon the closing, $26 million of the purchase price was deposited into escrow to fund potential indemnification claims and certain adjustments for a period of twelve (12) months following the closing. The remainder of the purchase price was paid by the Purchaser to the Company at the closing.
In connection with the Purchase Agreement, the Sellers and Purchaser have also entered into a Transition Services Agreement (the “TSA”), which provides for support services between the Sellers and Buyer in connection with the transition of the BSS Business to Purchaser, for various periods up to 12 months following the closing of the Asset Sale.
Item 8.01 Other Events
In the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2015, the BSS Business met the criteria to be classified as held for sale as well as discontinued operations. As such, the BSS Business was reclassified and reflected as discontinued operations on the consolidated statements of operations for the three months ended April 30, 2015 and 2014. The estimated assets and liabilities related to BSS Business were reclassified and reflected as available for sale on the consolidated balance sheet at April 30, 2015.
On July 2, 2015, the Company issued a press release announcing the completion of the Asset Sale. A copy of the press release is filed herewith as Exhibit 99.1.
Cautionary Statements Regarding Forward-looking Statements
This Current Report includes “forward-looking statements.”  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Current Report. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities.  This Current Report includes statements relating to (i) the price of the sale of a business, which remains subject to post-closing adjustments, (ii) restructuring plan of the Company, and (iii) the anticipated business focus of the Company going forward, which could be subject to change as circumstances dictate.  In addition, the Company faces risks and uncertainties relating to the ongoing outsourcing of various operations, the pending purchase of a new business and other factors, including  economic, industrial and competitive conditions; compliance with applicable laws and regulations; material foreign operations, and additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the Company's most recent Annual Report on Form 10-K, or in subsequently filed periodic, current or other reports with the U.S. Securities and

Exchange Commission. The Company undertakes no commitment to update or revise any forward-looking statements except as required by law.
Item 9.01.    Financial Statements and Exhibits
(b) Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than four business days after the closing of the Asset Sale.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Comverse, Inc., dated July 2, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

COMVERSE, INC.

Date: July 2, 2015	By:	/s/ Roy S. Luria
	Name:	Roy S. Luria
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Comverse, Inc., dated July 2, 2015.